Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jeffrey Noddle, David L. Boehnen, John P. Breedlove and Warren E. Simpson, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities (including the undersigned’s capacity as a director and/or officer of SUPERVALU INC., to sign a Registration Statement on Form S-8 for the registration under the Securities Act of 1933, as amended, of 4,000,000 shares of the Common Stock of SUPERVALU INC. for issuance under the SUPERVALU INC. 2002 Stock Plan, and any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the following persons have signed this Power of Attorney as of the 14th day of August 2002:

Name	Title

/s/ JEFFREY NODDLE Jeffrey Noddle	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ PAMELA K. KNOUS Pamela K. Knous	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ LAWRENCE A. DEL SANTO Lawrence A. Del Santo	Director

/s/ SUSAN E. ENGEL Susan E. Engel	Director

/s/ EDWIN C. GAGE Edwin C. Gage	Director

/s/ WILLIAM A. HODDER William A. Hodder	Director

/s/ GARRETT L. KEITH, JR. Garnett L. Keith, Jr.	Director

/s/ RICHARD L. KNOWLTON Richard L. Knowlton	Director

/s/ CHARLES M. LILLIS Charles M. Lillis	Director

/s/ HARRIET PERLMUTTER Harriet Perlmutter	Director

/s/ STEVEN S. ROGERS Steven S. Rogers	Director